Exhibit 10.55

Notice of Grant of Restricted Stock Units and Restricted Stock Unit Award Agreement	Hologic, Inc. ID: 04-2902449 250 Campus Drive Marlborough, MA 01752

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Participant Name	Plan: Hologic, Inc. Amended and Restated 2008 Equity Incentive Plan, as may be amended from time to time (the "Plan")

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Effective ______, you have been granted an award of ___ restricted stock units ("RSUs") of Hologic, Inc. (the "Company"). The RSUs are granted pursuant to the terms and conditions of the Plan, referenced above, and the restricted stock unit award agreement (the "Award Agreement") provided herewith.

Subject to the terms and conditions of the Award Agreement and the Plan, ______ of the RSUs will vest ____________ (the "Restriction Lapse Date"), entitling you to receive one share of the Company’s common stock for each RSU so vested.

By your signature and the Company's signature below, you and the Company agree that these RSUs are granted under and governed by the terms and conditions of the Award Agreement and the Company's Plan, referenced above and in the Award Agreement, all of which are attached and made a part of this document.

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Hologic, Inc.                             Date

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Electronic Signature                    Date

Hologic, Inc.
Restricted Stock Unit Award Agreement
Restricted Stock Unit Award Agreement (the "Award Agreement") pursuant to the Hologic, Inc. Amended and Restated 2008 Equity Incentive Plan, as it may be amended from time to time (the "Plan").
W I T N E S S E T H:
WHEREAS, the Company and the Grantee desire to enter into an agreement whereby the Company will grant the Grantee Restricted Stock Units ("RSUs") in respect of the Company’s Common Stock, $.01 par value per share (the "Common Stock"), as set forth in the Notice of Grant of Restricted Stock Units to which this Award Agreement is attached (the "Award Notice").
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Grantee agree as follows:
1.Grant of RSUs. Pursuant to the terms and conditions of this Award Agreement and the Plan (which is incorporated herein by reference), the Company hereby grants to the Grantee the number of RSUs as provided in the Award Notice. The shares of Common Stock covered by these RSUs are sometimes hereinafter referred to as the "RSU Shares". The number and class of securities and vesting schedule of the RSUs are subject to adjustment as set forth in the Plan. In the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan.
2.Restricted Stock Units. Each RSU entitles the Grantee to receive from the Company (i) one share of Common Stock for each RSU Share vested as of a Vesting Date (as defined below) and (ii) the right to receive notional dividend equivalents, if any, each in accordance with the terms of this Award Agreement and the Plan. As soon as practical after a Vesting Date, the Company shall deliver the RSU Shares which have vested on that date.
3.Dividend Equivalents. Until the Vesting Date, whenever dividends are paid or distributed with respect to the Common Stock, the Grantee shall be entitled to receive notional dividend equivalents (the "Dividend Equivalents") in an amount equal in value to the amount of the dividend or property distributed on a single share of Common Stock, multiplied by the number of RSUs credited to the Grantee’s account as of the record date for such dividend or distribution.  Payment of the notional dividend equivalents paid on RSUs will be withheld by the Company and shall be delivered to the Grantee as of the Vesting Date, if and only to the extent that the RSUs have vested as of said date, as set forth in paragraph 4.
4.Vesting. The RSUs granted hereby will vest on the earlier to occur of (i) the Restriction Lapse Date as provided in the Award Notice with respect to the number of shares as provided in the Award Notice for each such date, or (ii) in their entirety on the termination of the Grantee’s Service (as defined below) as a result of the death or Permanent Disability (as defined in Section 23(e)(3) of the Code) of the Grantee, provided that in each such case the Grantee has remained in continuous Service through such date or termination, as applicable (the "Vesting Date"). For purposes of this Agreement, the term "Service" shall mean service as a Service Provider to the Company; and the term "Service Provider" shall mean an employee, officer or director of the Company or an Affiliate of the Company or a consultant currently providing services to the Company or an Affiliate of the Company. Whether a termination of Service shall have occurred for purposes of this Agreement shall be determined by the Company, which determination shall be final, binding and conclusive. If the Grantee’s Service is terminated prior to the Vesting Date, then the unvested RSUs shall terminate and Grantee shall have no further rights hereunder, including without limitation any rights to receive any Dividend Equivalents as set forth in paragraph 3.
5.Nontransferability.     The RSUs granted pursuant to this Agreement may not be transferred without the consent of the Company, other than by will or the laws of descent and distribution.
6.No Rights Other Than Those Expressly Created. Neither this Award Agreement, the RSUs, nor any action taken hereunder shall be construed as (i) giving the Grantee any right to be retained in the Service of, or continue to be affiliated with, the Company, (ii) giving the Grantee any equity or interest of any kind in any assets of the Company, or (iii) creating a trust of any kind or a fiduciary relationship of any kind between the Grantee and the Company. As to any claim for any unpaid amounts or distributions under this Award Agreement, any person having a claim for payments shall be an unsecured creditor. The Grantee shall not have any of the rights of a stockholder with respect to any RSU Shares or any Dividend Equivalents until such time as the underlying RSU has been vested and the RSU Shares have been issued.
7.  Compliance with Laws.
(a)Withholding of Taxes. Pursuant to applicable federal, state, local or foreign laws, the Company may be required to collect or withhold income or other taxes from Grantee upon the Vesting Date or at some other time. The Company may require, upon the Vesting Date, or demand, at such other time as it may consider appropriate, that the Grantee pay the Company the amount of any taxes which the Company may determine is required to be collected or withheld, and the Grantee shall comply with the requirement or demand of the Company.
(b)Securities Law Compliance. Upon vesting (or partial vesting) of the RSUs granted hereunder, the Grantee shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue or transfer the RSU Shares in compliance with the provisions of applicable federal, state, local or foreign securities laws. The Company, in its discretion, may postpone the issuance and delivery of RSU Shares until completion of such registration or other qualification of such shares under any federal, state, local or foreign laws, or stock exchange listing, as the Company may consider appropriate. In addition, the Company may require that prior to the issuance or transfer of RSU Shares, the Grantee enter into a written agreement to comply with any restrictions on subsequent disposition that the Company deems necessary or advisable under any applicable federal and state securities laws. The RSU Shares issued hereunder may be legended to reflect such restrictions.
(c)General. No RSU Shares shall be issued or Dividend Equivalents distributed upon vesting of an RSU granted hereunder unless and until the Company is satisfied, in its sole discretion, that there has been compliance with all legal requirements applicable to the issuance of such RSU Shares and/or distribution of such Dividend Equivalents.
8.Miscellaneous.
(a)409A Compliance. The Company may, in its sole and absolute discretion, delay payments hereunder or make such other modifications with respect to the issuance of stock hereunder as it reasonably deems necessary to comply with Section 409A of the Code and interpretative guidance thereunder. To the extent any payment hereunder is considered deferred compensation subject to the restrictions contained in

Section 409A of the Code, and to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, such payment may not be made to a specified employee (as determined in accordance with a uniform policy adopted by the Company with respect to all arrangements subject to Section 409A of the Code) upon separation from service (within the meaning of Section 409A of the Code) before the date that is six months after the specified employee’s separation from service (or, if earlier, the specified employee’s death). Any payment that would otherwise be made during this period of delay shall be accumulated and paid on the sixth month plus one day following the specified employee’s separation from service (or, if earlier, as soon as administratively practicable after the specified employee’s death).
(b) Recoupment/Claw-Back of Awards. Notwithstanding any other provision of this Award Agreement to the contrary, any RSU granted under this Award Agreement (including any proceeds, gains or other economic benefit actually or constructively received upon any receipt or exercise of any RSU or upon the receipt or resale of any share of Common Stock underlying the RSU) shall be subject to the terms of any compensation recoupment or claw-back policy implemented by the Company, as any such policy may be amended from time to time, and/or subject to recoupment as required by any other provisions of any law (including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended), government regulation or stock exchange listing requirement. The Company may reduce, cancel, or withhold against the RSUs or any other outstanding unvested or vested cash or equity based compensation owed or due to the Grantee, in each case, to the fullest extent permitted by applicable law in order to enforce the terms of any such clawback policy(ies).
(c) Discretion of the Committee. Unless otherwise explicitly provided herein, the Board of Directors of the Company, or an authorized committee thereof, shall make all determinations required to be made hereunder, including determinations required to be made by the Company, and shall interpret all provisions of this Award Agreement and the underlying RSUs, as it deems necessary or desirable, in its sole and unfettered discretion. Such determinations and interpretations shall be binding on and conclusive to the Company and the Grantee.
(d) Amendment. Subject to the terms of the Plan, this Award Agreement may only be modified or amended by a writing signed by both parties.
(e)Notices. Any notices required to be given under this Award Agreement shall be sufficient if in writing and if sent by certified mail, return receipt requested, and addressed as follows:
if to the Company:
Hologic, Inc.
250 Campus Drive
Marlborough, MA 01752
Attention: Chief Financial Officer
if to the Grantee:
As set forth in the records of the Company or to such other address as either party may designate under the provisions hereof

(f) Entire Agreement. This Award Agreement shall supersede in its entirety all prior undertakings and agreements of the Company and Grantee, whether oral or written, with respect to the RSUs granted hereunder; provided however that nothing herein shall supersede any prior written employment or other similar written agreement, if any, that may provide, in certain circumstances, for acceleration of restricted stock units granted to the Grantee.
(g)Successors and Assigns. The rights and obligations of the Company under this Award Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company.
(h)Applicable Law; Venue; Severability. All rights and obligations under this Award Agreement shall be governed by the laws of the State of Delaware. For purposes of any action, lawsuit or other proceedings brought to enforce this Award Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction and venue of the state and federal courts located in the State of Delaware, and no other courts, where the grant of the RSUs is made and/or to be performed. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Award Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Award Agreement shall nevertheless remain in full force and effect.
(i)Paragraph Headings; Rules of Construction. The paragraph headings used in this Award Agreement are for convenience of reference, and are not to be construed as part of this Award Agreement. The parties hereto acknowledge and agree that the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Award Agreement.
(j)Electronic Copies. The Company may choose to deliver certain materials relating to the Plan in electronic form. By accepting this Award Agreement, the Grantee consents and agrees that the Company may deliver the Plan prospectus and the Company’s annual report to Grantee in an electronic format. If at any time Grantee would prefer to receive paper copies of these documents, the Company will provide such copies upon request.
(k)No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party, unless explicitly provided for herein. No single or partial exercise of any right, power or remedy under this Award Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.
(l)Counterparts. The Award Notice to which this Award Agreement is a part may be executed in multiple counterparts, including by electronic or facsimile signature, each of which shall be deemed in original but all of which together shall constitute one and the same instrument.